Exhibit 10.33

AMENDMENT NO. 1 TO

2004 SENIOR UNSECURED LINE OF CREDIT AGREEMENT

AMENDMENT NO. 1, dated as of August 4, 2005 (the "Amendment"), to the 2004 SENIOR UNSECURED LINE OF CREDIT AGREEMENT, dated as of July 9, 2004 (the "Line of Credit Agreement"), between REVLON CONSUMER PRODUCTS CORPORATION (the "Borrower") and MACANDREWS & FORBES INC. (formerly known as MacAndrews & Forbes Holdings Inc.) (the "Lender").

WHEREAS, the Borrower has requested, and the Lender has agreed, to amend the definition of the "Termination Date" of the Line of Credit Agreement and to add a further condition which would permit the Borrower to borrow under the Line of Credit Agreement in the event that Borrower is unable to consummate a debt offering and/or to fund the Borrower's investments in its "New Frontier" business initiatives.

NOW THEREFORE, in consideration of the premises and the agreements herein, the Borrower hereby agrees with the Lender as follows:

1.   Definitions.    All terms used herein which are defined in the Line of Credit Agreement and not otherwise defined herein are used herein as defined therein.

2.   Amendments.

(a) The definition of "Commitment" in Section 1.1 of the Line of Credit Agreement is hereby amended by deleting the date "December 1, 2005" in the fifth line thereof and substituting "the Termination Date" in lieu thereof.

(b) The definition of "9% Note Indenture" in Section 1.1 is amended to include the following at the end of such definition:

; provided that upon the termination of such indenture or redemption of the 9% Notes, the terms of such indenture will continue to be applied for purposes of interpretation of the provisions of the Line of Credit Agreement

(c) The definition of "Termination Date" in Section 1.1 of the Line of Credit Agreement is hereby deleted in its entirety and replaced with the following:

"Termination Date" means the earlier of March 31, 2006 or the date that Revlon consummates an issuance, or aggregate issuances, of equity in the amount of $185,000,000 after the date hereof, provided that such termination shall not occur earlier than December 1, 2005, or in each such case, if earlier, the date upon which the Commitment shall terminate in accordance with the terms hereof.

(d) Section 2.1 of the Line of Credit Agreement is amended by deleting "or" immediately prior to "(iv)" and inserting at the end of such sentence after the existing subclause (iv) the following:

; (v) in the event that the Borrower is unable to consummate a debt offering in an aggregate principal amount of at least $75,000,000 of unsecured notes (or if such notes are issued for less than par, such higher aggregate principal amount as would result in Borrower receiving gross proceeds of $75,000,000) by September 30, 2005 (the "2005 Notes Offering"); or (vi) in the event the Borrower consummates the 2005 Notes Offering and the Borrower requires such Loan to assist in funding Borrower's investments in its "New Frontier" business initiatives

(e) Section 2.5 of the Line of Credit Agreement is hereby deleted in its entirety and replaced with the following:

2.5 Use of Proceeds. The Borrower shall use the proceeds of the Loans hereunder to provide working capital for the Borrower and its Subsidiaries and for other general corporate purposes. Such use may include, without limitation, repaying Bank Revolving Loans and/or to assist in funding Borrower's investments in its "New Frontier" business initiatives.

(f) Section 5.2(a) of the Line of Credit Agreement is amended by deleting "or" immediately prior to "(iv)" and inserting at the end of such sentence after the existing subclause (iv) the following:

; (v) in the event that the Borrower is unable to consummate the 2005 Notes Offering by September 30, 2005; or (vi) in the event the Borrower consummates the 2005 Notes Offering and the Borrower requires such Loan to assist in funding Borrower's investments in its "New Frontier" business initiatives

3.    Condition to Effectiveness.    This Amendment shall become effective on and as of the date first written above.

4.    Continued Effectiveness of the Line of Credit Agreement.    Except as otherwise expressly provided herein, the Line of Credit Agreement is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects except that on and after the date hereof all references in the Line of Credit Agreement to "this Agreement", "hereto", "hereof", "hereunder" or words of like import referring to the Line of Credit Agreement shall mean the Line of Credit Agreement as amended by this Amendment. The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Lender under the Line of Credit Agreement.

5.    Counterparts.    This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.

6.    Headings.    Section headings herein are included for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

7.    Governing Law.    This Amendment shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered as of the date first above written.

REVLON CONSUMER PRODUCTS CORPORATION
By: /s/ ROBERT K. KRETZMAN Name: Robert K. Kretzman Title: Executive Vice President Chief Legal Officer
MACANDREWS & FORBES INC. (f/k/a MacAndrews & Forbes Holdings Inc.)
By: /s/ TODD J. SLOTKIN Name: Todd J. Slotkin Title: Executive Vice President and Chief Financial Officer